Exhibit (a)(vi) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K



                          FEDERATED INSTITUTIONAL TRUST

                                 Amendment No. 7

                              DECLARATION OF TRUST

                               dated June 9, 1994

     THIS Declaration of Trust is amended as follows:


     Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:


          "Section 5. Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

                      Federated Government Ultra Short Fund

                          Institutional Service Shares

                              Institutional Shares

                  Federated Institutional High Yield Bond Fund

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 22nd day of August, 2002. WITNESS the due execution hereof this 22nd day of August. 2002.





/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh